Exhibit 10.2
                              EMPLOYMENT AGREEMENT


     AGREEMENT made as of the 1st day of September, 1992, by and between SIRCO INTERNATIONAL CORP., a New York Corporation (the "Company"), having an office at 10 West 33rd Street, New York, New York 10001, and Gandolfo Verra, residing at 326 Oscawana Lake Road, Putnam Valley, New York 10579 ("Verra").


                              W I T N E S S E T H

     WHEREAS, the Company desires to employ Verra as Controller, and the Company desires to memorialize its relationship with Verra, and Verra desires to be employed by the Company upon the terms and conditions set forth herein;

     NOW THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Employment. The Company hereby employs Verra as its Controller, and Verra hereby accepts such employment commencing as of September 1, 1992, subject to the terms and conditions hereinafter set forth.

     2. Duties. Verra agrees that he will render his services to the Company as Comptroller of the Company, and shall perform the duties and services incident to his position as Comptroller, Verra agrees that he will not, during the term of this Agreement, engage in any other business activity which competes, directly or indirectly, with the Company, or otherwise materially interferes with the performance of his obligations under this Agreement, except for services, from time to time, to the subsidiaries and divisions of the Company. However, assuming that the provisions of the preceding sentence are complied with, Verra may help prepare the tax returns of individuals and corporations which are not directly or indirectly competing with the Company.

     3. Compensation.

        3.01. Salary. In consideration of the services to be rendered by Verra hereunder, the Company agrees to pay Verra the base salary of $75,000 per annum, payable in monthly installments of $6,250. The base salary may be increased from time to time by the Board of Directors of the Company. Terra shall also be entitled to bonuses as determined from time to time by the Board of Directors of the Company.

        3.02. Benefits. Verra shall also be entitled to vacations, sick leave and fringe benefits, including, but not limited to, group health and term life insurance and pension plans and the grant of stock options and similar rights, in accordance with the Company's policies and plans from time to time in effect for executive officers of the Company as may be referenced in the Company's employee manual, and shall receive such additional benefits and compensation as the Board of Directors may determine from time to time. The foregoing shall not in any way limit the Company's ability, in its discretion, to modify or discontinue any such plans which are from time to time in effect.

     4. Term. Unless otherwise terminated by the Company or Verra upon sixty days' prior written notice, this Agreement shall expire on March 30, 1995. This Agreement will be extended automatically thereafter for successive one year terms unless either the Company or Verra gives the other written notice ninety
(90) days prior to December 31, 1994, or any subsequent anniversary date, that the Agreement is terminated on the applicable anniversary of that date.

     5. Company. For purposes of the Agreement, the term "Company" shall mean and include any and all subsidiaries, parents and affiliated corporations of the Company in existence from time to time.

     6. Notices. All notices, requests, demands or other communications hereunder shall be deemed to have been given if delivered in writing, by certified mail, return receipt requested, to each party at the address set forth below, or at such other address as any party may hereafter designate in writing to the other:

                  If to the Company:

                           Sirco International Corp.
                           10 West 33rd Street
                           New York, New York 10001

                  If to Verra:

                           Gandolfo Verra
                           326 Oscawana Lake Road
                           Putnam Valley, New York 10579

     7. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, supersedes any prior agreement between the parties and may not be changed or terminated orally. No change, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced; provided, however, that Verra's compensation may be increased at any time by the Company without in any way affecting any of the other terms and conditions of this Agreement, which in all other respects shall remain in full force and effect.

     8. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the respective heirs, legal representative, successors and assigns of the parties hereto.

     9. Governing Law. All matters concerning the validity and interpretation of and performance under this agreement shall be governed by the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          SIRCO INTERNATIONAL CORP.


                                          BY: /s/ Takeshi Yamaguchi
                                             -----------------------------------
                                             Takeshi Yamaguchi, Vice President


                                             /s/ Gandolfo Verra
                                             ----------------------------
                                             Gandolfo Verra